Exhibit 10.33

AMENDEMENT TO SALARY CONTINUATION AGREEMENT

This Amendment to the Salary Continuation Agreement dated March 21, 2008, is made as of January 27, 2012 between Max L. Fuller, a resident of Hamilton County, Tennessee, herein referred to as the “Employee”, and U.S. Xpress Enterprises, Inc., a Nevada Corporation, herein called the “Company.”

I.                                        BACKGROUND FACTS

A.            Employee is employed by the Company as an executive.

B.            Employee was one of the founders of the Company.

C.            The parties wish to amend the 2008 Salary Continuation Agreement and reduce the new terms to writing.

In consideration of the Background Facts and mutual covenants in this Agreement, the parties agree to amend the Salary Continuation Agreement as follows:

II.                                   SALARY CONTINUATION

A.            On Death.              If the Employee dies, the Company shall pay the Employee’s surviving spouse One Hundred Percent (100%) of his base salary until the fourth anniversary of his death. If there is no surviving spouse, the Company has not obligation to pay the Employee’s estate.

B.            On Disability.        If the Employee becomes disabled, the Company shall pay the Employee One Hundred Percent of his base salary until the fourth anniversary of the disability.

IN WITNESS WHEREOF, THE Parties have executed this Amendment on the day, month and year first written above.

U.S. Xpress Enterprises, Inc.

By:	/s/ Ray M. Harlin

Employee

By:	/s/ Max L. Fuller